UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) December 6, 2018

RADIANT LOGISTICS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-35392	04-3625550
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

405 114th Avenue, S.E., Third Floor, Bellevue, WA 98004

(Address of Principal Executive Offices) (Zip Code)

(425) 943-4599

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On December 6, 2018, Radiant Logistics, Inc. (NYSE American: RLGT), gave notice of its intention to redeem all outstanding shares of its 9.75% Series A Cumulative Redeemable Perpetual Preferred Stock (NYSE American: RLGT-PA) (the “Series A Preferred Stock”) on December 21, 2018, pursuant to the terms of the Certificate of Designation, Preferences and Rights of 9.75% Series A Cumulative Redeemable Perpetual Preferred Stock.

There are 839,200 shares issued and outstanding of Series A Preferred Stock.  The Company will redeem the Series A Preferred Stock for a cash redemption price of $25.00 per share, plus accrued and unpaid dividends to, but not including, the redemption date, without interest.  On the redemption date, dividends on the Series A Preferred Stock will cease to accrue and all rights with respect to such stock will cease and terminate, except for the right to receive the redemption payment.  Also upon redemption, the Series A Preferred Stock will be delisted from trading on the NYSE American stock exchange.

A copy of the press release announcing the redemption is included as Exhibit 99.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits.

No.	Description

99.1	Press Release dated December 6, 2018, announcing notice of redemption

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Radiant Logistics, Inc.

Date: December 6, 2018	By:	/s/ Todd Macomber
Todd Macomber
Senior Vice President and Chief Financial Officer